As filed with the Securities and Exchange Commission on September 1, 1994
                                                       Registration No. 33-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                             CKE RESTAURANTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                                           33-0602639
       (State or Other Jurisdiction of                                           (I.R.S. Employer
        Incorporation or Organization)                                           Identification No.)

1200 NORTH HARBOR BOULEVARD, ANAHEIM, CALIFORNIA                                       92801
    (Address of Principal Executive Offices)                                        (Zip Code)


                CKE RESTAURANTS, INC. 1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                      DONALD E. DOYLE                                               (714) 774-5796
                       PRESIDENT AND                                              (Telephone Number,
                  CHIEF EXECUTIVE OFFICER                                         Including Area Code,
                1200 NORTH HARBOR BOULEVARD                                      of Agent For Service)
                 ANAHEIM, CALIFORNIA 92801
          (Name and Address of Agent For Service)



- --------------------------------------------------------------------------------------------------------------------------
                                              CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------
                                                            Proposed maximum         Proposed maximum       Amount of
Title of securities                   Amount to be           offering price              aggregate         registration
 to be registered                     registered(1)           per share(2)           offering price(2)         fee
- --------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value        1,750,000 shares           $8.625                   $15,093,750           $5,205
(Under the CKE Restaurants, Inc.
1994 Stock Incentive Plan)
- --------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 1994 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of CKE Restaurants, Inc.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) of the Securities Act of 1933, based on the average of the high and low prices of a share of Common Stock of the Registrant on the New York Stock Exchange on August 31, 1994.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Carl Karcher Enterprises, Inc. and its successor corporation CKE Restaurants, Inc. (collectively, the "Company"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since January 31, 1994.

         (c) The description of the Company's common stock, no par value (the "Common Stock"), contained in the Company's registration statement on Form 8-B filed under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed
Incorporated Document modifies or supersedes such statement.   Any such
statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.





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ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") provides for the indemnification of directors and officers under certain circumstances, as therein set forth.

                 The Registrant's By-laws provides that the Registrant shall indemnify its officers and directors in the manner and to the fullest extent permitted by the Delaware Law. The By-Laws also permit the Registrant to enter into indemnification agreements with any one or more of its directors, officers, employees and agents upon the approval of the Registrant's Board of Directors.

                 In addition, the Registrant's Certificate of Incorporation provides that, pursuant to the Delaware Law, the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the Delaware Law. This provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or federal environmental laws. The Certificate of Incorporation further provides that the Registrant shall indemnify its directors and officers in the manner and to the fullest extent permitted by the Delaware Law, and requires the Registrant to advance litigation expenses under certain circumstances. The Certificate of Incorporation also provides that the indemnification provided therein shall not be deemed to be exclusive of any other rights to which any person seeking indemnification from the Registrant may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise.

                 The above discussion of the Registrant's Bylaws, Certificate of Incorporation and of the Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws, Certificate of Incorporation and the Delaware Law.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not Applicable.

ITEM 8.          EXHIBITS

Exhibit
Number           Description of Exhibit
- -------          ----------------------
  4.1            Certificate of Incorporation of the Registrant.

  4.2            By-Laws of the Registrant.

  5              Opinion and consent of McDermott, Will & Emery as to the legality of the securities being registered.

 23.1            Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23.2            Consent of KPMG Peat Marwick LLP.

 24              Power of Attorney.  Reference is made to page II-5 of this Registration Statement.

 99              CKE Restaurants, Inc. 1994 Stock Incentive Plan.

ITEM 9.          UNDERTAKINGS.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to

Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on August 31, 1994.

                                       CKE RESTAURANTS, INC.


                                       By: /s/ DONALD E. DOYLE
                                           -------------------------------------
                                           Donald E. Doyle
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Donald E. Doyle and Loren
C. Pannier his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform such each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed on August 31, 1994, by the following persons in the capacities indicated.

              SIGNATURES                                                        TITLE
     /s/ WILLIAM P. FOLEY II                                       Chairman of the Board
- ---------------------------------------
         William P. Foley II


     /s/ DONALD E. DOYLE                                           President and Chief Executive
- ---------------------------------------                              Officer and Director (Principal
         Donald E. Doyle                                             Executive Officer)

              SIGNATURES                                                        TITLE
     /s/ LOREN C. PANNIER                                          Senior Vice President,
- ---------------------------------------                            Chief Financial Officer
         Loren C. Pannier                                          (Principal Financial Officer)

     /s/ LAURIE A. BALL                                            Vice President, Controller
- ---------------------------------------                            (Principal Accounting Officer)
         Laurie A. Ball

     /s/ PETER CHURM                                               Director
- ---------------------------------------
         Peter Churm

     /s/ FRANK P. WILLEY                                           Director
- ---------------------------------------
         Frank P. Willey

     /s/ CARL L. KARCHER                                           Director
- ---------------------------------------
         Carl L. Karcher

     /s/ CARL N. KARCHER                                           Director
- ---------------------------------------
         Carl N. Karcher

     /s/ DANIEL D. (RON) LANE                                      Director
- ---------------------------------------
        Daniel D. (Ron) Lane

     /s/ ELIZABETH A. SANDERS                                      Director
- ---------------------------------------
         Elizabeth A. Sanders


                                 EXHIBIT INDEX


EXHIBIT                                                                             PAGE
NUMBER                       DESCRIPTION OF EXHIBIT                                NUMBER
- ------                      ----------------------                                 ------
  4.1       Certificate of Incorporation of the Registrant.

  4.2       By-Laws of the Registrant.

  5 Opinion and consent of McDermott, Will & Emery as to the legality of the securities being registered.

 23.1 Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23.2       Consent of KPMG Peat Marwick LLP.

 24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

 99         CKE Restaurants, Inc. 1994 Stock Incentive Plan.